Exhibit 99.2Exhibit 99.2

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1 2 31 2 3

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(2) (1) (3) Historicals Broker Projections Benchmark Mineral Intelligence Projections ¢ ¢ ¢ ¢ ¢(2) (1) (3) Historicals Broker Projections Benchmark Mineral Intelligence Projections ¢ ¢ ¢ ¢ ¢